Exhibit 99.1

PROG Holdings Reports Third Quarter 2026 Results
•Consolidated revenues from continuing operations of $725.8 million, up 25.6%; Net earnings from continuing operations of $37.5 million
•Adjusted EBITDA from continuing operations of $80.0 million, up 21.8%
•Diluted EPS from continuing operations of $0.92; Non-GAAP Diluted EPS from continuing operations of $1.06, up 21.8%
•Consolidated GMV of $912.0 million, up 58.9%
•Net leverage ratio ended the quarter at 1.5x
•Company announces intention to enter into $100 million accelerated share repurchase program during the fourth quarter, Board replenishes and extends current share repurchase program

SALT LAKE CITY, October 28, 2026 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Four Technologies, MoneyApp and Purchasing Power, today announced financial results for the third quarter ended September 30, 2026, which includes the results of Purchasing Power since January 2, 2026, the date the Company acquired Purchasing Power.
"Our third-quarter results reflect the strength and resilience of our diversified platform and the discipline with which we run it, with consolidated GMV growth of 59% and continued profitability even against a more pressured consumer backdrop," said Steve Michaels, PROG Holdings’ Chairman, President and Chief Executive Officer. "We are taking a more cautious view of the consumer as we close out the year, but the fundamentals of our business remain strong, and our strategic progress is clear. Our growth engine is working, and we are improving portfolio metrics with our active management in the face of macro pressures. Every part of our ecosystem is contributing, with Four delivering profitable, triple-digit growth and Purchasing Power performing as expected as it enters its most important quarter of the year. Together with a healthy balance sheet, we believe this will continue to give us the flexibility to invest in the business while returning meaningful capital to shareholders. We continued repurchasing shares throughout the third quarter and we are announcing today our intention to enter into an accelerated share repurchase program, which reflects our deep conviction in the long-term value we are building. This keeps us on track to deliver against the multi-year growth targets we laid out at our Investor Day in March."

Consolidated Results
Consolidated revenues for the third quarter of 2026 were $725.8 million, an increase of 25.6% from the same period in 2025.
Consolidated net earnings from continuing operations for the quarter were $37.5 million, compared with $32.3 million in the prior year period. The effective income tax rate was 28.4% in the third quarter of 2026, compared to 27.8% in the same period in the prior year. Adjusted EBITDA from continuing operations for the quarter was $80.0 million, or 11.0% of revenues, compared with $65.7 million, or 11.4% of revenues for the same period in 2025.
Diluted earnings per share from continuing operations for the third quarter of 2026 were $0.92, compared with $0.80 in the year ago period. On a non-GAAP basis, diluted earnings per share from continuing operations were up 21.8% at $1.06 in the third quarter of 2026, compared with $0.87 for the same period in 2025.
Progressive Leasing Results
Progressive Leasing's third quarter GMV of $420.4 million was up 2.3% compared to the same period in 2025. Revenues were $552.7 million, down 0.7% from the prior year. The provision for lease merchandise write-offs for the quarter was 8.3% of leasing revenues. Earnings before taxes for the third quarter of 2026 were $40.8 million, down 12.7% from the third quarter of 2025. Adjusted EBITDA was $56.5 million, down 12.3% from the third quarter of 2025.
Four Results
Four's GMV for the third quarter of 2026 was $330.4 million, an increase of 102.6% compared to the same period in the prior year. Revenues were $37.2 million, up 113.8% from the year ago period. Four's earnings before taxes for the third quarter of 2026 were $10.0 million, up 683.6% from the third quarter of 2025. Adjusted EBITDA was $11.4 million, up 323.3% from the third quarter of 2025.
Purchasing Power Results
The Company acquired Purchasing Power on January 2, 2026. Purchasing Power's GMV, which is defined as the total value of merchandise and services purchased and delivered to customers through its platform, was $161.2 million, up 12.3% from the third quarter of 2025 on a standalone basis.

Revenues were $131.8 million in the third quarter of 2026. Earnings before taxes were $3.0 million and adjusted EBITDA was $12.9 million for the third quarter of 2026.
Liquidity and Capital Allocation
PROG Holdings ended the third quarter of 2026 with cash of $108.9 million and gross debt of $872.0 million. Since the acquisition of Purchasing Power, the Company has reduced its total debt by $326.6 million. The Company repurchased $36.7 million of its stock in the quarter at an average price of $41.47 per share. In connection with the Company’s intention to enter into an accelerated share repurchase ("ASR") program announced today, the Company’s Board of Directors replenished its current share repurchase program, adding an additional $237.3 million to bring the total amount available for future repurchases to $500.0 million. The term of the Company’s share repurchase program, which was set to expire on February 21, 2027, was also extended through October 26, 2029. Additionally, the Company paid a quarterly cash dividend of $0.14 per share.
2026 Outlook
Given the ongoing macroeconomic pressures on many of our consumers, the Company is reducing its revenues and earnings outlook ranges for the Fiscal Year ending December 31, 2026 as well as providing outlook for the fourth quarter of 2026. This outlook assumes an operating environment for the remainder of the year that is consistent with current conditions including the current financial pressures and uncertainties for our customers, no material changes in the Company's decisioning posture, no meaningful increase in unemployment rates for our consumer base, and an effective tax rate for non-GAAP EPS of approximately 26%. This outlook also assumes we enter into the ASR program during the fourth quarter of 2026 to repurchase $100.0 million of our common stock, with our non-GAAP EPS outlook reflecting only the initial delivery of approximately 80% of the shares to be repurchased, and excluding the remaining shares, if any, delivered at final settlement. However, there can be no assurance that we will enter into the ASR program as anticipated or at all.

	Revised 2026 outlook		Previous 2026 outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total revenues from continuing operations	$3,015,000	$3,050,000	$3,025,000	$3,100,000
PROG Holdings - Net earnings from continuing operations	152,000	158,500	155,000	164,500
PROG Holdings - Adjusted EBITDA from continuing operations	345,000	355,000	355,000	375,000
PROG Holdings - Diluted EPS from continuing operations	3.78	3.93	3.82	4.06
PROG Holdings - Diluted non-GAAP EPS from continuing operations	4.70	4.85	4.75	5.00

Progressive Leasing - Total revenues	2,252,500	2,260,000	2,247,500	2,285,000
Progressive Leasing - Earnings before taxes	178,500	179,000	188,500	193,000
Progressive Leasing - Adjusted EBITDA	261,500	264,000	272,500	279,500

Purchasing Power - Total revenues	605,000	615,000	620,000	640,000
Purchasing Power - Earnings before taxes	14,000	18,500	17,000	21,500
Purchasing Power - Adjusted EBITDA	51,000	55,500	54,000	60,000

Four - Total revenues	145,000	157,000	145,000	157,000
Four - Earnings before taxes	28,000	30,000	22,000	25,000
Four - Adjusted EBITDA	35,000	37,500	30,000	34,000

Other - Total revenues	12,500	18,000	12,500	18,000
Other - Loss before taxes	(13,500)	(13,000)	(13,500)	(10,500)
Other - Adjusted EBITDA	(2,500)	(2,000)	(1,500)	1,500

	Three months ended December 31, 2026 outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total revenues from continuing operations	$827,000	$862,000
PROG Holdings - Net earnings from continuing operations	40,000	45,500
PROG Holdings - Adjusted EBITDA from continuing operations	86,000	96,000
PROG Holdings - Diluted EPS from continuing operations	1.04	1.16
PROG Holdings - Diluted non-GAAP EPS from continuing operations	1.20	1.32

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, October 28, 2026, at 8:30 A.M. ET to discuss its financial results for the third quarter of 2026. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides inclusive, transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions; Purchasing Power, a voluntary employee benefit program provider, allowing employees to purchase brand-name products and services through either automatic payroll deductions or allotments; Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four; and MoneyApp, a mobile application that offers customers interest-free cash advances. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward-Looking Statements:
Statements, estimates and projections in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continued," "targeted," and "outlook," and similar forward-looking terminology. These risks and uncertainties include (i) continued volatility and challenges in the macroeconomic environment, including due to the war in Iran and related geopolitical disruptions and increases in fuel and other prices, and their impact on: (a) consumer confidence and customer demand for the merchandise that our retail partners and Purchasing Power sell, in particular consumer durables, such as home appliances, electronics and furniture; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; and (c) our overall financial performance and outlook; (ii) the impact of the uncertain macroeconomic environment on our proprietary algorithms and decisioning tools that we use to approve customers such that they are no longer indicative of our customers’ ability to perform, which in turn may limit the ability of our businesses to manage risk, avoid lease and loan charge-offs and may result in insufficient reserves to cover actual losses; (iii) a large percentage of Progressive Leasing's revenue being concentrated with several key retail partners, and the loss of any of these retail partner relationships materially and adversely affecting several aspects of our performance; (iv) Progressive Leasing being unable to attract additional retail partners and retain and grow its relationships with its existing retail partners, and/or Purchasing Power being unable to attract additional employer-clients and retain and grow its relationships with its existing clients, resulting in several aspects of our performance being materially and adversely affected; (v) our businesses being unable to attract new consumers and retain and grow their relationships with their existing customers materially and adversely affecting several aspects of our performance; (vi) Four’s and Purchasing Power's business models differing significantly from Progressive Leasing’s lease-to-own business, which means these businesses have different risk profiles; (vii) our efforts to modernize and enhance certain enterprise-wide information management systems and technologies adversely impacting our businesses and operations; (viii) the inability of our businesses to successfully operate in highly and increasingly competitive industries materially and adversely affecting several aspects of our performance; (ix) our business, results of operations, financial condition, and prospects being materially and adversely affected due to our businesses failing to maintain a consistently high level of consumer satisfaction and trust in their brands; (x) our businesses being subject to extensive federal, state and local laws and regulations, including certain laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties, remediation expenses and compliance-related burdens that may result in them changing the manner in which they operate, which may be materially adverse to several aspects of our performance; (xi) our performance being materially and adversely affected due to the transactions offered to consumers by our businesses being negatively characterized by federal, state and local government officials, consumer advocacy groups and the media; (xii) our inability to protect confidential, proprietary, or sensitive information, including the confidential information of our customers, being adversely affected by cyber-attacks or similar disruptions, which may result in significant costs, litigation and reputational damage or otherwise have a material adverse impact on several aspects of our performance; (xiii) any significant disruption in our vendors' information technology systems, or disruptions in the information our businesses rely on in their lease and loan decisioning, materially and adversely affecting several aspects of our performance; (xiv) our capital allocation strategy and financial policies; (xv) the possibility that the Company does not enter into the ASR program as anticipated or at all; and (xvi) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 18, 2026. Statements, estimates and projections in this press release that are "forward-looking" include without limitation statements, estimates and projections about: (i) the strength of our balance sheet; (ii) our net leverage ratio; and (iii) our revised full year 2026 outlook and the guidance we provide for the fourth quarter of 2026, including as it relates to our intention to enter into the ASR program. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progholdings.com

PROG Holdings, Inc.
Consolidated Statement of Earnings
(In thousands, except per share data)

	(Unaudited) Three months ended		(Unaudited) Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues
Lease revenues and fees	$552,266	$556,583	$1,698,960	$1,777,814
Product and service revenues	128,941	—	363,854	—
Other revenue	44,572	21,123	125,354	56,823
	725,779	577,706	2,188,168	1,834,637
Costs and expenses
Depreciation of lease merchandise	376,821	378,499	1,150,142	1,224,049
Cost of product sales	75,826	—	214,034	—
Provision for lease merchandise write-offs	45,977	41,037	136,127	131,688
Operating expenses	135,007	95,588	428,624	287,121
Provision for credit losses	30,526	9,991	85,360	23,535
	664,157	525,115	2,014,287	1,666,393
Gain on sale of lease receivables	2,881	—	14,039	—
Gain on change in fair value of receivables	1,478	—	9,000	—
Operating profit	65,981	52,591	196,920	168,244
Interest expense	(14,172)	(9,790)	(47,778)	(29,547)
Interest income	501	1,899	1,538	4,417
Earnings from continuing operations before income tax expense	52,310	44,700	150,680	143,114
Income tax expense	14,832	12,433	39,606	38,676
Net earnings from continuing operations	37,478	32,267	111,074	104,438
(Loss) earnings from discontinued operations, net of tax	(236)	854	(749)	1,884
Net earnings	$37,242	$33,121	$110,325	$106,322
Basic earnings per share
Continuing operations	$0.95	$0.81	$2.78	$2.60
Discontinued operations	(0.01)	0.02	(0.02)	0.05
Total basic earnings per share	$0.94	$0.83	$2.76	$2.65
Diluted earnings per share
Continuing operations	$0.92	$0.80	$2.73	$2.55
Discontinued operations	(0.01)	0.02	(0.02)	0.05
Total diluted earnings per share	$0.91	$0.82	$2.71	$2.60

Cash dividend declared per share
Common stock	$0.14	$0.13	$0.42	$0.39
Weighted average shares outstanding
Basic	39,627	39,700	39,900	40,220
Diluted	40,550	40,481	40,697	40,960

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$108,917	$308,774
Restricted cash[1]	9,663	—
Receivables (net of allowances and unearned interest income of $113,841 in 2026 and $68,806 in 2025; includes $39,633 recorded at fair value in 2026)[1]	374,630	74,228
Other receivables (net of allowances and unearned interest income of $9,098 in 2026 and $0 in 2025; includes $3,494 recorded at fair value in 2026)[1]	40,415	—
Lease merchandise (net of accumulated depreciation and allowances of $442,115 in 2026 and $407,104 in 2025)	511,293	609,009
Loans receivable (net of allowances and unamortized fees of $20,701 in 2026 and $18,246 in 2025)	74,383	90,648
Property and equipment, net	26,482	19,526
Goodwill and other intangibles, net	755,308	353,835
Income tax receivable	22,791	47,894
Deferred income tax assets	18,423	19,561
Prepaid expenses and other assets	104,812	73,383
Assets of discontinued operations	8,483	13,550
Total assets	$2,055,600	$1,610,408
Liabilities and shareholders' equity
Accounts payable and accrued expenses	$159,727	$96,471
Debt, net[1]	865,841	594,861
Deferred income tax liabilities	167,562	121,152
Other liabilities	52,410	44,676
Liabilities of discontinued operations	2,063	6,831
Total liabilities	1,247,603	863,991
Shareholders' equity
Common stock, par value $0.50 per share: authorized: 225,000,000 shares at September 30, 2026 and December 31, 2025; shares issued: 82,078,654 at September 30, 2026 and December 31, 2025	41,039	41,039
Additional paid-in capital	363,836	363,583
Retained earnings	1,687,514	1,594,685
	2,092,389	1,999,307
Less: treasury shares at cost
Common stock: 43,081,978 shares at September 30, 2026 and 42,502,844 at December 31, 2025	(1,284,392)	(1,252,890)
Total shareholders' equity	807,997	746,417
Total liabilities and shareholders' equity	$2,055,600	$1,610,408
1 As of September 30, 2026, consolidated VIE assets included $356.7 million of receivables and $8.1 million of restricted cash that can only be used to settle their obligations, and consolidated VIE liabilities included $272.0 million of debt for which creditors have no recourse to the Company. See Note 1.

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Nine months ended September 30,
	2026	2025
Operating activities
Net earnings	$110,325	$106,322
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation of lease merchandise	1,150,142	1,224,049
Other depreciation and amortization	35,522	18,253
Provisions for accounts receivable and credit losses	338,270	305,613
Stock-based compensation	24,963	21,633
Gain on change in fair value of receivables	(9,000)	—
Deferred income taxes	28,560	33,417
Gain on sale of receivables	(14,525)	—
Non-cash lease expense	(1,698)	(2,280)
Other changes, net	1,055	(2,450)
Changes in operating assets and liabilities, net of effects of the acquisition:
Additions to lease merchandise	(1,231,076)	(1,180,200)
Book value of lease merchandise sold or disposed	178,650	135,240
Accounts receivable	(214,787)	(236,707)
Prepaid expenses and other assets	(3,318)	8,742
Income tax receivable and payable	25,763	(40,460)
Accounts payable and accrued expenses	(28,622)	6,275
Customer deposits and advance payments	(4,073)	(7,582)
Cash provided by operating activities	386,151	389,865
Investing activities
Funding of loans receivable	(916,128)	(596,455)
Collections from loans receivable	896,871	534,863
Funding of other receivables	(68,810)	—
Collections from other receivables	60,283	—
Purchases of property and equipment	(13,013)	(7,449)
Proceeds from sale of property and equipment	415	—
Acquisition of business, net of cash acquired	(391,845)	—
Cash used in investing activities	(432,227)	(69,041)
Financing activities
Proceeds from debt	546,178	—
Repayments on debt	(612,786)	(50,000)
Dividends paid	(16,726)	(15,625)
Acquisition of treasury stock	(46,885)	(51,775)
Issuance of stock under stock option and employee purchase plans	1,135	1,028
Cash paid for shares withheld for employee taxes	(10,406)	(7,413)
Debt issuance costs	(4,628)	(84)
Cash used in financing activities	(144,118)	(123,869)
(Decrease) increase in cash, cash equivalents and restricted cash	(190,194)	196,955
Cash, cash equivalents and restricted cash at beginning of period	308,774	95,655
Cash, cash equivalents and restricted cash at end of period	$118,580	$292,610
Net cash (received) paid during the period:
Interest	$36,414	$19,119
Income taxes	$(14,614)	$46,068

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three months ended
	September 30, 2026
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Lease revenues and fees	$552,266	$—	$—	$—	$552,266
Product and service revenues	—	128,941	—	—	128,941
Other revenue	464	2,855	37,239	4,014	44,572
Total revenues	$552,730	$131,796	$37,239	$4,014	$725,779

	(Unaudited)
	Three months ended
	September 30, 2025
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Lease revenues and fees	$556,583	$—	$—	$—	$556,583
Product and service revenues	—	—	—	—	—
Other revenue	—	—	17,414	3,709	21,123
Total revenues	$556,583	$—	$17,414	$3,709	$577,706

PROG Holdings, Inc.
Nine Month Revenues by Segment
(In thousands)

	(Unaudited)
	Nine months ended
	September 30, 2026
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Lease revenues and fees	$1,698,960	$—	$—	$—	$1,698,960
Product and service revenues	—	363,854	—	—	363,854
Other revenue	1,188	5,461	107,291	11,414	125,354
Total revenues	$1,700,148	$369,315	$107,291	$11,414	$2,188,168

	(Unaudited)
	Nine months ended
	September 30, 2025
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Lease revenues and fees	$1,777,814	$—	$—	$—	$1,777,814
Product and service revenues	—	—	—	—	—
Other revenue	—	—	47,919	8,904	56,823
Total revenues	$1,777,814	$—	$47,919	$8,904	$1,834,637

PROG Holdings, Inc.
Quarterly Gross Merchandise Volume by Segment
(In thousands)

	(Unaudited)
	Three months ended September 30,		Change
	2026	2025	$	%
Progressive Leasing	$420,437	$410,943	$9,494	2.3%
Purchasing Power	161,174	—	161,174	nmf
Four	330,421	163,086	167,335	102.6
Total GMV	$912,032	$574,029	$338,003	58.9%
nmf - Calculation is not meaningful

	(Unaudited)
	Purchasing Power
	Pre-Acquisition Gross Merchandise Volume
	Three months ended				Twelve months ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Gross merchandise volume	$120,287	$137,890	$143,516	$247,641	$649,334

Use of Non-GAAP Financial Information:
Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share from continuing operations for the full year 2026 and fourth quarter 2026 outlook excludes intangible amortization expense, restructuring expenses, transaction and integration costs, legal settlement, gain on change in fair value of receivables during the first quarter of 2026, and also excludes Vive as its normal operations have been discontinued as a result of the sale of its credit card portfolio in October 2025. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings per share from continuing operations for the three and nine months ended September 30, 2026 exclude intangible amortization expense, transaction and integration costs, restructuring expenses, legal settlement, gain on change in fair value of receivables during the first quarter of 2026, and costs related to the cybersecurity incident, net of insurance recoveries. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three and nine months ended September 30, 2025 exclude intangible amortization expense and costs related to the cybersecurity incident, net of insurance recoveries. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and diluted earnings per share to non-GAAP net earnings and diluted earnings per share table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings from continuing operations before interest expense, net on non-asset-backed security borrowings, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the full year and fourth quarter 2026 outlook also excludes stock-based compensation expense, transaction and integration-related costs for the acquisition of Purchasing Power, restructuring charges, legal settlement, gain on change in fair value of receivables during the first quarter of 2026, and the operations of Vive. Adjusted EBITDA for the nine months and third quarter 2026 includes estimated interest expense on Purchasing Power's asset-backed secured borrowings. Adjusted EBITDA for the three and nine months ended September 30, 2026 also excludes stock-based compensation expense, costs related to the cybersecurity incident, net of insurance recoveries, restructuring costs, legal settlement, gain on change in fair value of receivables during the first quarter of 2026, and transaction and integration costs for the acquisition of Purchasing Power. Adjusted EBITDA for the three and nine months ended September 30, 2025 also excludes stock-based compensation expense and costs related to the cybersecurity incident, net of insurance recoveries. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.

Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions whose amounts are variable and volatile. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. We believe interest expense on Purchasing Power's asset-backed secured borrowings represents a direct operating cost required to generate revenue; therefore, the Company is including this interest expense when calculating consolidated and Purchasing Power's adjusted EBITDA. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Diluted Earnings Per Share to
Non-GAAP Net Earnings and Diluted Earnings Per Share
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Net earnings from continuing operations	$37,478	$32,267	$111,074	$104,438
Add: Intangible amortization expense	7,814	3,999	28,214	12,000
Add: Restructuring expense	(798)	—	3,118	—
Add: Costs related to the cybersecurity incident, net of insurance recoveries	—	58	9	167
Add: Transaction and integration costs	388	—	11,951	—
Add: Legal settlement	—	—	4,750	—
Less: Gain on change in fair value of receivables	—	—	(5,712)	—
Less: Tax impact of adjustments(1)	(1,925)	(1,055)	(11,006)	(3,164)
Non-GAAP net earnings from continuing operations	$42,957	$35,269	$142,398	$113,441
Diluted earnings per share from continuing operations	0.92	0.80	2.73	2.55
Add: Intangible amortization expense	0.19	0.10	0.69	0.29
Add: Restructuring expense	(0.02)	—	0.08	—
Add: Costs related to the cybersecurity incident, net of insurance recoveries	—	—	—	—
Add: Transaction and integration costs	0.01	—	0.29	—
Add: Legal settlement	—	—	0.12	—
Less: Gain on change in fair value of receivables	—	—	(0.14)	—
Less: Tax impact of adjustments(1)	(0.05)	(0.03)	(0.27)	(0.08)
Non-GAAP diluted earnings per share from continuing operations(2)	$1.06	$0.87	$3.50	$2.77
Diluted weighted average shares outstanding	40,550	40,481	40,697	40,960
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Three months ended
	September 30, 2026
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Net earnings from continuing operations					$37,478
Income tax expense(1)					14,832
Earnings (loss) from continuing operations before income tax expense	$40,824	$2,963	$9,983	$(1,460)	52,310
Interest expense, net	8,254	149	1,187	39	9,629
Depreciation	1,601	272	4	623	2,500
Amortization	—	7,814	—	—	7,814
EBITDA from continuing operations	50,679	11,198	11,174	(798)	72,253
Stock-based compensation	7,472	469	208	4	8,153
Transaction and integration costs	—	388	—	—	388
Restructuring expense	(1,628)	830	—	—	(798)
Adjusted EBITDA from continuing operations	$56,523	$12,885	$11,382	$(794)	$79,996
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three months ended
	September 30, 2025
	Progressive Leasing	Four	Other	Consolidated total
Net earnings from continuing operations				$32,267
Income tax expense(1)				12,433
Earnings (loss) from continuing operations before income tax expense	$46,738	$1,274	$(3,312)	44,700
Interest expense, net	5,921	1,013	957	7,891
Depreciation	1,346	14	645	2,005
Amortization	3,770	229	—	3,999
EBITDA from continuing operations	57,775	2,530	(1,710)	58,595
Stock-based compensation	6,638	159	253	7,050
Costs related to the cybersecurity incident, net of insurance recoveries	58	—	—	58
Adjusted EBITDA from continuing operations	$64,471	$2,689	$(1,457)	$65,703
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Nine Month Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Nine months ended
	September 30, 2026
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Net earnings from continuing operations					$111,074
Income tax expense(1)					39,606
Earnings (loss) from continuing operations before income tax expense	$138,214	$(4,828)	$28,432	$(11,138)	150,680
Interest expense, net	29,095	831	3,400	116	33,442
Depreciation	4,794	770	54	1,690	7,308
Amortization	4,316	23,439	459	—	28,214
EBITDA from continuing operations	176,419	20,212	32,345	(9,332)	219,644
Stock-based compensation	23,053	1,521	641	(273)	24,942
Transaction and integration costs	—	4,041	—	7,910	11,951
Restructuring expense	(1,102)	4,217	—	3	3,118
Gain on change in fair value of receivables	—	(5,712)	—	—	(5,712)
Costs related to the cybersecurity incident, net of insurance recoveries	9	—	—	—	9
Legal settlement	4,750	—	—	—	4,750
Adjusted EBITDA from continuing operations	$203,129	$24,279	$32,986	$(1,692)	$258,702
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Nine Month Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Nine months ended
	September 30, 2025
	Progressive Leasing	Four	Other	Consolidated total
Net earnings from continuing operations				$104,438
Income tax expense(1)				38,676
Earnings (loss) from continuing operations before income tax benefit	$146,909	$6,187	$(9,982)	143,114
Interest expense, net	19,508	3,191	2,431	25,130
Depreciation	4,004	195	1,630	5,829
Amortization	11,312	688	—	12,000
EBITDA from continuing operations	181,733	10,261	(5,921)	186,073
Stock-based compensation	19,510	833	1,037	21,380
Costs related to the cybersecurity incident, net of insurance recoveries	167	—	—	167
Adjusted EBITDA from continuing operations	$201,410	$11,094	$(4,884)	$207,620
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Revised Full Year 2026 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal year 2026 ranges
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Estimated net earnings from continuing operations					$152,000 - $158,500
Income tax expense(1)					55,000 - 56,000
Projected earnings (loss) from continuing operations before income tax expense	$178,500 - $179,000	$14,000 - $18,500	$28,000 - $30,000	$(13,500) - $(13,000)	207,000 - 214,500
Interest expense, net	38,000 - 39,000	1,000	5,000	500	44,500 - 45,500
Depreciation	6,000	1,000	500	2,500	10,000
Amortization	4,500	31,000	500	—	36,000
Projected EBITDA from continuing operations	227,000 - 228,500	47,000 - 51,500	34,000 - 36,000	(10,500) - (10,000)	297,500 - 306,000
Stock-based compensation	30,500 - 31,500	2,000	1,000 - 1,500	—	33,500 - 35,000
Restructuring / change in fair value of receivables / acquisition-related transaction-costs / legal settlements	4,000	2,000	—	8,000	14,000
Projected adjusted EBITDA from continuing operations	$261,500 - 264,000	$51,000 - $55,500	$35,000 - $37,500	$(2,500) - $(2,000)	$345,000 - $355,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Previous Full Year 2026 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal year 2026 ranges
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Estimated net earnings from continuing operations					$155,000 - $164,500
Income tax expense(1)					59,000 - 61,000
Projected earnings (loss) from continuing operations before income tax expense	$188,500 - $193,000	$17,000 - $21,500	$22,000 - $25,000	$(13,500) - $(10,500)	214,000 - 225,500
Interest expense, net	38,000	1,000 - 2,000	5,500 - 6,000	500	45,000 - 47,500
Depreciation	6,500 - 7,500	1,000	500	3,000	11,000 - 12,000
Amortization	4,000	32,000	1,000	—	37,000
Projected EBITDA from continuing operations	237,000 - 242,500	51,000 - 56,500	29,000 - 32,500	(10,000) - (7,000)	307,000 - 322,000
Stock-based compensation	30,500 - 31,500	2,000 - 2,500	1,000 - 1,500	500	34,000 - 38,000
Restructuring / change in fair value of receivables / acquisition-related transaction-costs / legal settlements	5,000 - 5,500	1,000	—	8,000	14,000 - 15,000
Projected adjusted EBITDA from continuing operations	$272,500 - 279,500	$54,000 - $60,000	$30,000 - $34,000	$(1,500) - $1,500	$355,000 - $375,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended December 31, 2026 Outlook for Adjusted EBITDA
(In thousands)

Three months ended December 31, 2026
Consolidated total
Estimated net earnings from continuing operations	$40,000 - $45,500
Income tax expense(1)	16,000 - 17,500
Projected earnings from continuing operations before income tax expense	56,000 - 63,000
Interest expense, net	11,000 - 12,500
Depreciation	3,000
Amortization	8,000
Projected EBITDA from continuing operations	78,000 - 86,500
Stock-based compensation	8,000 - 9,500
Restructuring / transaction costs / legal settlements	—
Projected adjusted EBITDA from continuing operations	$86,000 - $96,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Revised Full Year 2026 Outlook for Diluted Earnings Per Share
to Non-GAAP Diluted Earnings Per Share

	Full year 2026
	Low	High
Projected diluted earnings per share from continuing operations	$3.78	$3.93
Add: Projected intangible amortization expense	0.90	0.90
Add: Restructuring / change in fair value of receivables / acquisition-related transaction-costs / legal settlements	0.35	0.35
Subtract: Tax effect on non-GAAP adjustments(1)	(0.32)	(0.32)
Projected non-GAAP diluted earnings per share from continuing operations(2)	$4.70	$4.85
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Previous Full Year 2026 Outlook for Diluted Earnings Per Share
to Non-GAAP Diluted Earnings Per Share

	Full year 2026
	Low	High
Projected diluted earnings per share from continuing operations	$3.82	$4.06
Add: Projected intangible amortization expense	0.91	0.91
Add: Restructuring / change in fair value of receivables / acquisition-related transaction-costs / legal settlements	0.35	0.37
Subtract: Tax effect on non-GAAP adjustments(1)	(0.32)	(0.33)
Projected non-GAAP diluted earnings per share from continuing operations(2)	$4.75	$5.00
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended December 31, 2026 Outlook for Diluted
Earnings Per Share to Non-GAAP Diluted Earnings Per Share

	Three months ended December 31, 2026
	Low	High
Projected diluted earnings per share from continuing operations	$1.04	$1.16
Add: Projected intangible amortization expense	0.21	0.21
Add: Restructuring / change in fair value of receivables / acquisition-related transaction-costs / legal settlements	—	—
Subtract: Tax effect on non-GAAP adjustments(1)	(0.05)	(0.05)
Projected non-GAAP diluted earnings per share from continuing operations(2)	$1.20	$1.32
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.